As filed with the Securities and Exchange Commission on March 7, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

EASTBRIDGE INVESTMENT GROUP CORPORATION
(Exact name of registrant as specified in charter)

Arizona
(State or jurisdiction of incorporation or organization)

86-1032927
(I.R.S. Employer Identification No.)

8040 E. Morgan Trail, Unit 18,
Scottsdale, Arizona 85258
(480) 966-2020
(Address including zip code, and telephone number of
registrant’s principal executive offices)

2011 INCENTIVE STOCK OPTION PLAN
(Full title of the plan)

Mr. Norman P. Klein
8040 E. Morgan Trail, Unit 18,
Scottsdale, Arizona 85258
(480) 966-2020
(Name, address, including zip code, and
telephone number of Agent for Service)

with copies to:

Barry I. Grossman, Esq.
Adam Mimeles, Esq.
Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017
Tel. No: 212.370.1300 Fax No: 212.370.7889

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price		Amount of registration fee

common stock, no par value per share	30,000,000 shares	$0.06	$1,800,000	(1)	$206.28
TOTAL	30,000,000 shares	$0.06	$1,800,000	(1)	$206.28

(1) The aggregate amount of securities registered hereunder is 30,000,000 shares of common stock. The 30,000,000 shares will be issued upon the exercise of options or upon the issuance of restricted stock awards or other awards otherwise granted hereafter pursuant to EastBridge Investment Group Corporation’s 2011 Incentive Stock Option Plan (the “2011 Incentive Plan”).  The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the 2011 Incentive Plan are subject to adjustment in accordance with certain anti-dilution and other provisions under the 2011 Incentive Plan. Accordingly, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers such indeterminate additional shares of common stock granted or otherwise issuable after the operation of such anti-dilution and other provisions.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act based on the average of high and low prices of the Company’s common stock on March 6, 2012, a date within five (5) business days prior to the date of filing this registration statement, as reported by the National Association of Securities Dealers Inter-dealer Quotation System Over the Counter Bulletin Board ("OTCBB").

Explanatory Note

This Registration Statement on Form S-8 of EastBridge Investment Group Corporation (the “Registration Statement”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act to register up to 30,000,000 shares of our common stock, no par value per share (the “Common Stock”).

This Registration Statement contains two parts.  The first part of this Registration Statement contains Section 10(a) prospectuses as well as a reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with the General Instruction C to Form S-8) which covers reoffers and resales of “control securities” (as such term is defined in General Instruction C to Form S-8) of the Company.  The reoffer prospectus relates to the resale of up to 30,000,000 shares of Common Stock that have been or may be issued under EastBridge Investment Group Corporation 2011 Incentive Stock Option Plan (the “2011 Incentive Plan”) to various selling stockholders.

The second part of this Registration Statement contains information required pursuant to Part II of Form S-8 and will be used for offers of shares of Common Stock that may be issued in connection with the 2011 Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement on Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b) (1).

The reoffer prospectus referred to in the explanatory note follows this page.

EASTBRIDGE INVESTMENT GROUP CORPORATION

PROSPECTUS

30,000,000 SHARES OF COMMON STOCK

ACQUIRED BY THE SELLING STOCKHOLDERS

UNDER THE EASTBRIDGE INVESTMENT GROUP CORPORATION

2011 INCENTIVE STOCK OPTION PLAN

This Prospectus relates to shares of common stock, no par value per share (“Common Stock”), of EastBridge Investment Group Corporation, an Arizona corporation (the “Company”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have acquired or will acquire such shares pursuant to stock awards issuable under EastBridge Investment Group Corporation’s 2011 Incentive Stock Option Plan (the “2011 Incentive Plan”). It is anticipated that the Selling Stockholders will offer shares for sale at prevailing prices on the Over the Counter Bulletin Board (“OTCBB”) on the date of sale, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. We will not receive any proceeds from sales made under this reoffer prospectus.  The Selling Stockholders will bear all sales commissions and similar expenses.  Any other expenses in connection with the registration and offering and not borne by the Selling Stockholders will be borne by us.

Our Common Stock is quoted on the OTCBB under the symbol “EBIG.OB”. On March 6, 2012, the closing sales price for the Common Stock on the OTCBB was $0.06 per share.

Our principal executive offices are located at 8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona 85258. Our telephone number is (480) 966-2020.

An investment in the shares of our Common Stock being offered by this prospectus involves a high degree of risk. You should read the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and herein beginning on page 11 before you decide to purchase any shares of our Common Stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2012.

TABLE OF CONTENTS

Cautionary Note on Forward-Looking Information	6
Prospectus Summary	6
The Offering	10
Risk Factors	11
Use of Proceeds	17
Selling Stockholders	17
Plan of Distribution	19
Incorporation of Certain Documents By Reference	20
Legal Matters	20
Experts	20
Where You Can Find More Information	21
Disclosure of Commission Position on Indemnification for Securities Law Liabilities	21

You should rely only upon the information contained in this prospectus and the Registration Statement of which this prospectus is a part. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is based on information provided by us and other sources that we believe are reliable. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

We obtained statistical data, market data and other industry data and forecasts used throughout, or incorporated by reference in, this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this prospectus.

CAUTIONARY NOTE ON FORWARD-LOOKING INFORMATION

Certain statements contained in this prospectus constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements.  Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: (a) our projected revenues and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital.

The foregoing does not represent an exhaustive list of risks.  Please see “Risk Factors” herein for additional risks which could adversely impact our business and financial performance.  Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements.  All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus.  Accordingly, it does not contain all of the information that may be important to you.  You should read this entire prospectus carefully, including the information under “Risk Factors” and the financial statements and the notes thereto included elsewhere in this prospectus before making an investment decision. In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “EastBridge”, the “Company”, the “registrant”, “we”, “us”, and “our” refer and relate to EastBridge Investment Group Corporation.

THE COMPANY

EastBridge Investment Group Corporation (formally ATC Technology Corporation) was incorporated in the State of Arizona on June 25, 2001.  The Company's principal activity through June 30, 2005 was to manufacture mobile entertainment products that provided a means to play video game consoles made by Sony, Microsoft and Nintendo in a customer's car, RV, SUV, van or boat with attachable viewing monitors.

In 2005, EastBridge decided to exit the mobile video game market and dedicate its activities to providing investment related services in Asia, with a strong focus on the high GDP growth countries, such as China and India. EastBridge is initially concentrating its efforts in China (Hong Kong, mainland China, Macao and Taiwan).  Our consulting services include providing viable corporate infrastructure necessary for small to medium-size companies to obtain capital to grow their business.  EastBridge structures its clients as joint ventures, wholly owned foreign enterprises or guaranteed return ventures, and assists in locating investment banking, financial advisory and other financial services as allowed by the local government. EastBridge retains consultants who provides its clients with marketing, sales and strategic planning services and prepares them for entering the United States market.

EastBridge is one among a small group of United States companies solely concentrated in marketing financial services to closely-held small to mid-size Asian companies that require these services for expansion. In business sectors where EastBridge sees a unique opportunity for growth, EastBridge may form its own foreign subsidiaries with local partners to capture the opportunity.

EastBridge has formed three subsidiaries which have been consolidated with EastBridge.

EastBridge maintains a company website at: www.EbigCorp.com, the contents of which are not a part of this filing. EastBridge's business plan is to provide strategic planning and guidance for capital raising transactions, whether in the form of public offerings, joint ventures or merchant banking, to small-to-medium-sized businesses in Asia.  The Company manages its clients’ investor relations services, public relations services, and gives advice on marketing, sales and strategic planning. The Company provides its clients with information about various U.S. stock markets, and their general entry requirements. The Company provides information about U.S. investors before its clients become reporting companies and also serves as consultants and advisors to these companies as they obtain loans, find business partners, find merger candidates or conduct feasibility studies.

EastBridge's target clients are mostly in the Chinese territories and other Asian countries.  EastBridge searches for companies it believes have viable business strategies which have potential for raising significant capital in U.S. markets.  Though we focus on opportunities that management believes will create such value or otherwise increase the value of their investment in the Company.

Our income is derived from the following:

■	Earning fees and stock equities in the companies we represent;

■	Revenues from joint ventures with operating companies generating cash flows; and

■	Fees earned in providing bridge loans to small Asian companies through U.S. lending sources.

Competition

At this time, Company management is unaware of any other companies that offer similar services to smaller companies with the same focus in Asia but is aware that this service is presently provided by individuals on a piecemeal basis.  The Company believes that large investment firms cannot obtain the fees from smaller Asian companies they are capable of generating from the larger Asian companies. Smaller consulting or investment companies may lack the resources to penetrate the barriers to raising capital because of geographical, political, linguistic, cultural or economy-of-scale reasons. However, the major brokerage and financial service companies, as well as some smaller companies, have advertising and marketing capabilities which may be accessed by smaller Asian companies.

If higher returns on investments in Asia become available, these returns will most likely attract new competitors.

Government Approval and Regulation of Industry

The Company faces risks posed by any adverse laws and regulations affecting our business and future treaties or regulations that may be enacted by the U.S. and foreign governments. In order to conduct our business in Asia, we are required to obtain some or all of the following licenses, approvals and/or concessions from each country we are in: business registration, tax certificate, right to conduct business certificate, employment approval, residency approval, asset appraisal, acquisition approval, import/export license and foreign remission approval. The list is subject to additions, dependent on the particular business sectors we decide to enter into in our various Asian markets. We are subject to numerous government approvals and concessions. There is no assurance that we need to obtain all of the approvals and licenses above; nor is there a guarantee that we will obtain any of the approvals and licenses when we are required to do so.

We also are subject to potential U.S. regulations of the consulting services we are providing.  We are not registered as an investment adviser, investment company, banking institution or a registered broker-dealer.  In the event that we were required to obtain any such registrations, it could prevent us from conducting our business.

We are undergoing an audit by the Internal Revenue Service related to employment tax liability for the 2006-2008 tax years, and depending on the outcome of the audit, we may be subject to additional taxes.  An assessment of additional taxes plus penalties and interest may have a material adverse effect on our performance.

Business Strategies

Our primary business strategy is to provide consulting services and to use our extensive network of Chinese and U.S. contacts to locate investment and merchant banking companies, business consultants, marketing firms, investor and public relations firms, appropriate exchanges, markets and market makers, attorneys and accountants capable of helping emerging growth Asian companies develop the infrastructure and expertise to (i) obtain access to private and public U.S. capital markets; (ii) expand their businesses in both their native Asian market and the U.S. market (if viable for export); and (iii) develop an exit strategy through a liquidity event capable of paying both us and our clients for their success in capital raising and expansion. Our target clients are mostly in United States, China, Hong Kong and Australia.  We focus on high growth companies where the expected return can be realized within a one to two year period and the potential gain is substantial for us and our clients. We generally seek transactions in which substantial opportunities exist for attracting capital. Keith Wong (President and Chief Executive Officer of EastBridge) and Norman Klein (Principal Financial Officer of EastBridge) each have over twenty years of experience in the industrial, sales and financial industries. Mr. Wong is fluent in both Mandarin and Cantonese and has lived and worked for many years in both China and the U.S.  Our management has the background to understand a client's business quickly and is able to take fast and decisive actions to achieve business opportunities for our clients due to our smaller size. We plan for the United States, China, Australia and Hong Kong to continue to be our immediate focus in 2011 and beyond.

We also offer U.S. companies the opportunity to expand into the Chinese market. EastBridge’s Beijing office assists these U.S. companies with distribution and/or manufacturing agreements to distribute and/or manufacture their products and/or services in China.

We currently implement our business strategy through obtaining consulting agreements (listing and/or joint venture) with our clients.  Entry into these consulting agreements provide our clients with the impetus to "clean up" their corporate infrastructure in preparation for the capital raising process and listing on U.S. markets.

We currently have numerous clients working with attorneys and accountants to register with the U.S. Securities and Exchange Commission and we continue to help locate broker dealers to begin trading their stock on a United States stock market or exchange. Once a client is registered as a public company and its stock begins trading in the U.S., EastBridge will record the value of its stock in that client as revenue for that quarter and also record the value as an asset on its balance sheet. We typically receive a 10 to 20% equity position in a client as consideration for our services, along with cash fees.

Overview of Subsidiaries

General Farms Corporation

On November 27, 2007, we organized General Farms Corporation ("General Farms") as a wholly owned subsidiary of EastBridge. A stock dividend of 5% of General Farm's common stock, or 10,000,000 shares, was declared for EastBridge's shareholders of record as of November 16, 2007. As of December 31, 2011, EastBridge has not distributed such stock to its shareholders, and we do not intend to make such distribution as we consider General Farms to be a dormant subsidiary since we have never conducted any business or operations through General Farms, nor has it ever owned any assets or incurred any liabilities.  We do not intend to conduct any business through General Farms and we intend to terminate its corporate existence at such time, if ever, as it becomes necessary.

Energy Corporation

 On November 27, 2007, we formed Energy Corporation ("Energy") as a wholly owned subsidiary of EastBridge.  On December 28, 2007, EastBridge announced it would distribute a stock dividend of 5% of Energy common stock, or 10,000,000 shares, on a pro-rata basis. The eligible shareholders will automatically receive the stock certificates or electronic deposits into their accounts if and when Energy stock is listed and begins trading.  Energy is presently and always has been an inactive subsidiary.  As of December 31, 2011, no stock has been distributed to our shareholders for this subsidiary, and we do not intend to make such distribution as we consider Energy Corporation to be a dormant subsidiary since we have never conducted any business or operations through Energy Corporation, nor has it ever owned any assets or incurred any liabilities.  We do not intend to conduct any business through Energy Corporation and we intend to terminate its corporate existence at such time, if ever, as it becomes necessary.

China Properties Corporation

 On November 27, 2007 we formed China Properties Corporation ("China Properties") as a wholly owned subsidiary of EastBridge.  We declared a stock dividend to distribute 5% of China Properties' common stock, or 10,000,000 shares, on a pro-rata basis to our shareholders of record on November 30, 2007. The eligible shareholders will automatically receive the stock certificates or electronic deposits into their accounts if and when the China Properties' stock is listed and begins trading.  China Properties is presently and always has been an inactive subsidiary.  As of December 31, 2011, no stock has been distributed to our shareholders for this subsidiary, and we do not intend to make such distribution as we consider China Properties to be a dormant subsidiary since we have never conducted any business or operations through China Properties, nor has it ever owned any assets or incurred any liabilities.  We do not intend to conduct any business through China Properties and we intend to terminate its corporate existence at such time, if ever, as it becomes necessary.

Employees

We now have two full-time employees and one part time employee in the United States and one full time employee in China. In the next twelve months, we plan to expand to two full-time employees in Beijing, China and three full-time employees in Phoenix, Arizona.

WHERE YOU CAN FIND MORE INFORMATION

You are advised to read this prospectus in conjunction with other reports and documents that we file from time to time with the SEC. In particular, please read our Annual Report on Form 10-k, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file from time to time. You may obtain copies of these reports directly from us or from the SEC at the SEC's Public Reference Room at 100 F. Street, N.E. Washington, D.C. 20549, and you may obtain information about obtaining access to the Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains information for electronic filers at its website http://www.sec.gov.

THE OFFERING

Outstanding Common Stock Prior to the Offering	154,590,189 shares of our Common Stock issued and outstanding as of March 6, 2011

Common Stock being offered by Selling Stockholders	Up to 30,000,000 shares.

Use of Proceeds
We will not receive any proceeds from the sale of our Common Stock by the Selling Stockholders.  We would, however, receive proceeds upon the exercise of awards (including options) received under the 2011 Incentive Plan.  Any cash proceeds will be used by us for working capital and general corporate purposes.

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk.  Investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 11.

OTCBB Symbol	EBIG.OB

RISK FACTORS

The information included and incorporated by reference in this Prospectus contains “forward-looking statements,” within the meaning of the federal securities laws. These statements describe the Company’s plans and beliefs concerning future business conditions and the outlook for the Company based on currently available information. The Company’s actual results could differ materially from those described in the forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include the risks discussed in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in our more recent filings with the SEC which are incorporated by reference in this Prospectus. See “Incorporation of Certain Documents by Reference” below.

The Company's Auditors Have Expressed Doubt About Our Ability To Continue As A Going Concern

The independent auditor's report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern. The report states that we depend on the continued financial contributions of our executive officers and their ability to execute our business strategy and to generate liquidity from our client engagements. If we are unable to obtain sufficient additional financing in the near term, achieve profitability or achieve client listing obligations, then we would, in all likelihood, experience severe liquidity problems and may have to curtail our operations. If we curtail our operations, we may be placed into bankruptcy or undergo liquidation, the result of which will adversely affect the value of our common shares.

We May Be Subject to U.S. Regulation of the Consulting Services We Provide

Even though we do not raise any capital for our clients, our services may be viewed as providing investment services.  Investment businesses generally are comprehensively and intensively regulated under state and U.S. securities laws and regulations.  Any investigation, litigation or other proceeding undertaken by the SEC or other federal or state regulatory agencies or private parties could necessitate the expenditure of material amounts of Company funds for legal and other costs and could have other materially adverse consequences for the Company, particularly if the Company is subject to fines and penalties for failure to obtain the required licenses or approvals.

The Company is not registered as a broker or dealer under the Exchange Act or any other securities law.  The Company believes that it is not required to be registered as a broker or dealer, but if the SEC or the securities administrator of any state were to assert that such registration is required, the Company would bear the resulting increased expenses and its activities would be restricted, which could materially and adversely affect the Company's business.

The Company has not, and is not expected to, register as an investment adviser or an investment company under the federal Investment Advisers Act of 1940, as amended, the federal Investment Company Act of 1940, as amended, or under the laws of any state.  The Company does not believe that any law requires such a registration.  However, particularly with respect to the method it has established of forming wholly owned subsidiaries and taking equity in all of the clients, these practices may violate the Investment Company Act of 1940 which would require extensively more filings and additional compliance with SEC regulations.  If required, however, such a registration could preclude the Company from performing its duties to its clients, which could lead to material adverse effects on the Company and its business, making its business much less lucrative.

The Company may also be subject to the federal or various state investment advisory acts.  The services rendered by the Company may be viewed as providing financial advice even though management believes that any financial advice is not actually provided by the Company but instead is provided by third party financial service firms which are registered.

Competition May Negatively Impact Us

We will compete with individuals and both large and small investment companies for clients in Asia and our other current and proposed markets.  Many of these institutions and individuals are already active in the Asian market and have greater financial and other resources that may be used to compete against us. We expect that, if we are successful and if Asian markets as a whole have favorable results, competition will increase.

We Depend Upon Key Management Personnel and the Loss of Any of Them Would Seriously Disrupt Our Operations

The success of our company is largely dependent on the personal efforts of Keith Wong and Norm Klein and other key executives. The loss of the services of Keith Wong and Norm Klein or other key executives would have a material adverse effect on our business and prospects. The Company has not obtained key-man insurance for any of its senior management personnel, which means that the Company will not receive any cash amounts as a result of the disability or death of a member of senior management.  In addition, in order for us to undertake our operations as contemplated, it will be necessary for us to locate and hire experienced personnel who are knowledgeable in our business. Our failure to attract and retain such experienced personnel on acceptable terms will have a material adverse impact on our ability to grow our business.

Our sole directors and officers have employment agreements which only permit their removal for cause or by mutual agreement of the officer and the Company.  As there are no independent directors it will be very difficult to remove either Mr. Wong or Mr. Klein, even if cause exists.

The Company Does Not Provide Proprietary Services

There is nothing proprietary about the services the Company provides and the Company has no intellectual property or other protection for its services. Any of the Company’s current or future competitors could duplicate the Company’s business model and it would have no legal recourse against them for such actions.

We Are Currently Being Audited

We are undergoing an audit by the Internal Revenue Service related to employment tax liability for the 2006-2008 tax years, and depending on the outcome of the audit, we may be subject to additional taxes.  An assessment of additional taxes plus penalties and interest may have a material adverse effect on our performance.

Our Common Stock Is Subject To Penny Stock Regulation

Our common stock, which is currently and will be quoted for trading on OTCBB, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act, as amended.  Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.  The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We Do Not Intend To Pay Cash Dividends.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of the Board of Directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our Board of Directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are declared, there is no assurance with respect to the amount of any such dividend.

Because Our Stock Is Quoted On The OTCBB, Our Shareholders May Have Difficulty Selling Their Stock Or Experience Increased Negative Volatility On The Market Price Of Our Stock.

Our common stock is traded on the OTCBB. The OTCBB is often highly illiquid, in part because it does not have a national quotation system by which potential investors can follow the market price of shares except through information received and generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of volatility for securities that trade on the OTCBB as compared to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available price quotations, the absence of consistent administrative supervision of bid and ask quotations, lower trading volume, and market conditions. Our shareholders may experience high fluctuations in the market price and volume of the trading market for our securities. These fluctuations, when they occur, have a negative effect on the market price for our securities. Accordingly, our shareholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our common stock improves.

Failure To Achieve And Maintain Effective Internal Controls In Accordance With Section 404 Of The Sarbanes-Oxley Act Could Have A Material Adverse Effect On Our Business And Operating Results.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

In connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines "significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event a material weakness is identified, we will attempt to employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that we will have the resources to be able to take steps to attempt to remedy any future material weaknesses or that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual management reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

We Have Limited Operating History And Lack Of Profits Which Could Lead To Wide Fluctuations In Our Share Price. The Market Price For Our Common Shares Is Particularly Volatile Given Our Status As A Relatively Unknown Company With A Small And Thinly Traded Public Float.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. However, the occurrence of these patterns or practices could increase the volatility of our share price.

There could be changes in the policies of the PRC government that may adversely affect our business.

Each industry in the People's Republic of China ("PRC") is subject to policies implemented by the PRC government. The PRC government may, for instance, impose control over aspects of our clients' or our business such as distribution of raw materials, product pricing and sales. On the other hand, the PRC government may also make available subsidies or preferential treatment, which could be in the form of tax benefits or favorable financing arrangements.

If the raw materials used by our clients or their products become subject to any form of government control, then depending on the nature and extent of the control and our clients' ability to make corresponding adjustments, there could be a material adverse effect on our business and operating results.

Separately, our business and operating results also could be adversely affected by changes in policies of the Chinese government such as: changes in laws, regulations or the interpretation thereof; confiscatory taxation; restrictions on currency conversion; imports on sources of supplies; or the expropriation or nationalization of private enterprises. Although the Chinese government has been pursuing economic reform policies for approximately two decades to liberalize the economy and introduce free market aspects, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting China's political, economic and social life. There has been recent extensive publicity on issues related to regulation by the PRC of both Google and Go Daddy and each of these companies has considered pulling out of the market.

Certain political and economic considerations relating to PRC could adversely affect our company.

The PRC is passing from a planned economy to a market economy. The Chinese government has confirmed that economic development will follow a model of market economy under socialism. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans adopted by the government that set down national economic development goals. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms are unprecedented or experimental for the PRC government, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, which we may not be able to foresee, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, and imposition of additional restrictions on currency conversion.

The uncertain application of many PRC laws applicable to us create an uncertain environment for business operations and they could have a negative effect on us.

The PRC legal system is a civil law system. Unlike the common law system, such as the legal system used in the United States, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

We may have limited legal recourse under PRC laws if disputes arise under our contracts with third parties.

The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade.  However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable.  If our business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies.  The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC laws, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring.  The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.  Although legislation in China over the past 30 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to us and foreign investors.  The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our operations.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Foreign companies, including some of our competitors, are not subject to these prohibitions.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China.  If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage.  We have not established formal policies or procedures for prohibiting or monitoring this conduct, and we can not assure you that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

If we make equity compensation grants to persons who are PRC citizens, they may be required to register with SAFE.  We may also face regulatory uncertainties that could restrict our ability to adopt equity compensation plans for our directors and employees and other parties under PRC laws.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also known as “Circular 78.”  It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options. For any plans which are so covered and are adopted by a non-PRC listed company, such as our company, after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan.  In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participated in an overseas listed company’s covered equity compensation plan prior to April 6, 2007.  We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming.

If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity incentive plan who are PRC citizens to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected.

If relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing the U.S. capital markets.

At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China could adversely affect the market price of our common stock and our clients' ability to access U.S. capital markets.

Governmental control of currency conversion may affect the value of our stock.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Currently, the Renminbi is not a freely convertible currency. Shortages in the availability of foreign currency may restrict our clients' ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans and corporate debt obligations denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents our clients or us from obtaining sufficient foreign currency to satisfy currency demands, we or our clients may not be able to pay certain of our or their expenses as they come due.

The fluctuation of the Renminbi may materially and adversely affect our operations.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. Any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we or our clients need to convert U.S. dollars into Renminbi for our or their operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations.

Conversely, if we decide to convert our Renminbi into U.S. dollars for business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. Any significant devaluation of Renminbi may reduce our operation costs in U.S. dollars but may also reduce our earnings in U.S. dollars. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

Commencing July 21, 2005, China has adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies. The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per US dollar to approximately RMB 8.11 per US dollar on July 21, 2005. Since then, the PBOC administers and regulates the exchange rate of the US dollar against RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

In addition, there can be no assurance we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future and we currently do not intend to pay dividends.

It may be difficult to effect service of process and enforcement of legal judgments upon our company and our officers and directors because some of them reside outside the United States.

Since part of our operations are presently based in China, service of process on our business and officers may be difficult to effect within the United States. Also, some of our assets are located outside the United States and any judgment obtained in the United States against us may not be enforceable outside the United States. We have appointed Keith Wong, our Chief Executive Officer and President, as our agent to receive service of process in any action against our company in the United States.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the shares by the Selling Stockholders.

SELLING STOCKHOLDERS

All of the shares of our Common Stock registered for resale under the Registration Statement of which this prospectus forms a part will be owned, prior to the offer and sale of such shares, by the Selling Stockholders upon vesting and exercise of non-qualified stock options, restricted stock awards, restricted stock rights or the grant of stock awards.  We have not granted any options or other awards under the Plan as of the date of this prospectus.  We expect to supplement this prospectus from time to time with the names of the Selling Stockholders and the amounts of the shares to be offered for sale by them as Selling Stockholders.

We are registering the shares of Common Stock covered by this prospectus for the Selling Stockholders.  As used in this prospectus, Selling Stockholders include the pledgees, donees, transferees, or others who may later hold the Selling Stockholders’ interests.  We will pay the costs and fees of registering the shares of our Common Stock covered by this prospectus, but the Selling Stockholders will pay any brokerage commissions, discounts, or other expense relating to the sale of such shares.

The following table sets forth:

●	the name and principal position of each person who is, or may be deemed, an affiliated Selling Stockholder, and certain non-affiliated Selling Stockholders;
●	the number and percentage of shares of Common Stock owned beneficially, directly or indirectly, by each Selling Stockholder before the offering;
●	the number of shares of Common Stock to be offered by the Selling Stockholders pursuant to this prospectus; and
●	the number and percentage of shares of Common Stock to be owned by each Selling Stockholder following the sale of the shares pursuant hereto.

We may amend or supplement this prospectus from time to time to update the disclosures set forth in the table, below. Because the Selling Stockholders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any such shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the Selling Stockholders upon termination of the offering made hereby.  We have assumed, therefore, for purposes of the following table as it may be amended or supplemented, that the Selling Stockholders will sell all of the shares owned by them which are being offered hereby, but will not sell any other shares of our Common Stock they presently own.

Name and Title of Selling Stockholder(1)	Number of Shares Beneficially Owned Prior to this Offering (2)	Percentage of Shares Beneficially Owned Prior to this Offering	Number of Shares Offered Hereby	Number of Shares Owned After this Offering Assuming All Shares Offered Hereby are Sold	Percentage of Ownership After this Offering (%)

(1)
At the date of this prospectus, there is no Selling Shareholder, since no options, restricted stock awards or other awards have been issued under the 2011 Incentive Plan. Names of Selling Stockholders who will sell “control securities” pursuant to this prospectus will be added by prospectus supplement pursuant to Rule 424(b) under the Securities Act, as permitted by General Instruction C to Form S-8.

(2)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding on March 6, 2012.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

(i)	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

(ii)	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(iii)	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

(iv)	an exchange distribution in accordance with the rules of the applicable exchange;

(v)	privately negotiated transactions;

(vi)	short sales;

(vii)	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

(viii)	a combination of any such methods of sale; and

(ix)	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the Selling Stockholder and/or the purchasers.  At the time a particular offer of shares is made by the Selling Stockholders, to the extent required, a prospectus will be distributed.  Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this Registration Statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information.  We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

The following documents are incorporated in this Prospectus by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2010;
(b)	the Company’s Quarterly Report on Form 10-Q for the periods ending March 31, 2011, June 30, 2011 and September 30, 2011;
(c)	the Company’s current reports on Form 8-K filed May 16, 2011 (as amended on November 17, 2011), May 23, 2011, June 7, 2011, and January 3, 2012; and
(d)	the description of the Company’s common stock, without par value, contained in the Company’s registration statement on Form 10-SB as filed on October 31, 2006.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

LEGAL MATTERS

The validity of the shares of our Common Stock being offered herein has been passed upon for us by Ellenoff Grossman & Schole LLP of New York, New York.

EXPERTS

Tarvaran Askelson & Company, LLP., an independent registered public accounting firm, has audited our financial statements incorporated by reference in this prospectus for the year ended December 31, 2010.  Our financial statements are incorporated by reference in reliance on the reports of Tarvaran Askelson & Company, LLP, given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov.

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES LAW LIABILITIES

Section 10-851 of the Arizona Revised Statutes authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that the individual’s conduct was in good faith and, when serving in an official capacity with the corporation, the individual reasonably believed that the conduct was in best interests of the corporation, or in all other cases, that the conduct was at least not opposed to its best interests. In the case of any criminal proceedings, indemnification is allowed if the individual had no reasonable cause to believe the conduct was unlawful. A corporation may also indemnify a director for conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to Section 10-202, subsection B, paragraph 2. Section 10-851 also provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under Section 10-851 in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor is limited to reasonable expenses incurred in connection with the proceeding.

Unless otherwise limited by its articles of incorporation, Section 10-852 of the Arizona Revised Statutes requires a corporation to indemnify (i) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding, and (ii) an outside director, provided the proceeding is not one by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation, or one charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Section 10-856 of the Arizona Revised Statutes provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

The Articles of Incorporation of the Company, as amended (the “Articles”), provides that the Company shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Articles also provide that to the fullest extent permitted by the Arizona Revised Statutes, a director of the Corporation shall not be liable to the Company or its stockholders for monetary damages for any action taken or amendment, or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

The Bylaws of the Company provide that the Company shall indemnify and hold harmless all of its officers and directors and any of its other agents and employees specifically designated by the Board of Directors, or the corporate president, in connection with any threatened, pending or contemplated action, suit, or proceedings, whether civil, criminal, administrative or investigative, by reason of their relationship to the corporation against expense, costs of defense including attorney's fees, judgments, fines, amounts paid in settlement or otherwise reasonably incurred, to the extent permissible under Arizona Revised Statutes, Section 10005 (A), (B), (C) and in the manner set forth in Arizona Revised Statutes, Section 10-005 (0), provided such indemnification is permitted under the federal statutes and regulations promulgated thereunder.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, employees or agents of EastBridge pursuant to the foregoing provisions, or otherwise, EastBridge has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act  and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by EastBridge of expenses incurred or paid by a director, officer, employee or agent of EastBridge in the successful defense of any  proceeding) is asserted by such director, officer, employee or agent, EastBridge will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We are seeking to obtain a directors’ and officers’ liability insurance and expect the insurance to include coverage for securities matters.

See also Registrant’s undertakings in Section 9 of this Registration Statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are incorporated in this Prospectus by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2010;
(b)	the Company’s Quarterly Report on Form 10-Q for the periods ending March 31, 2011, June 30, 2011 and September 30, 2011;
(c)	the Company’s current reports on Form 8-K filed May 16, 2011 (as amended on November 17, 2011), May 23, 2011, June 7, 2011, and January 3, 2012; and
(d)	the description of the Company’s common stock, without par value, contained in the Company’s registration statement on Form 10-SB as filed on October 31, 2006.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-8 that we have filed with the Commission. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the notes, you should refer to the registration statement and the documents incorporated by reference therein. This prospectus and the documents incorporated by reference summarize material provisions of contracts and other documents attached as exhibits to the registration statement. Since these summaries may not contain all of the information that you may find important, you should review the full text of these exhibits.

The Company will provide to any person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus upon written or oral request at no cost to the requester. Written requests should be sent to:

EastBridge Investment Group Corporation
8040 E. Morgan Trail
Unit 18
Scottsdale, Arizona 85258
 Attention: Investor Relations

Oral requests should be made by telephoning (480) 966-2020.

The registration statement, as well as such reports, exhibits and other information filed by us with the SEC can also be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Public Reference Section of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 begin_of_the_skype_highlighting end_of_the_skype_highlightingfor additional information about its public reference room. Our SEC filings are also available without charge on the SEC’s Internet site at http://www.sec.gov.

EastBridge Investment Group Corporation

30,000,000 Shares of Common Stock

No Par Value Per Share

PROSPECTUS

March 7, 2012

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

EastBridge Investment Group Corporation  (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

The following documents are incorporated in this Prospectus by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2010;
(b)	the Company’s Quarterly Report on Form 10-Q for the periods ending March 31, 2011, June 30, 2011 and September 30, 2011;
(c)	the Company’s current reports on Form 8-K filed May 16, 2011 (as amended on November 17, 2011), May 23, 2011, June 7, 2011, and January 3, 2012; and
(d)	the description of the Company’s common stock, without par value, contained in the Company’s registration statement on Form 10-SB as filed on October 31, 2006.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

 ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

 ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of common stock offered hereby will be passed upon by Ellenoff Grossman & Schole LLP, counsel to the Registrant.

 ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 10-851 of the Arizona Revised Statutes authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that the individual’s conduct was in good faith and, when serving in an official capacity with the corporation, the individual reasonably believed that the conduct was in best interests of the corporation, or in all other cases, that the conduct was at least not opposed to its best interests. In the case of any criminal proceedings, indemnification is allowed if the individual had no reasonable cause to believe the conduct was unlawful. A corporation may also indemnify a director for conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to Section 10-202, subsection B, paragraph 2. Section 10-851 also provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under Section 10-851 in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor is limited to reasonable expenses incurred in connection with the proceeding.

Unless otherwise limited by its articles of incorporation, Section 10-852 of the Arizona Revised Statutes requires a corporation to indemnify (i) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding, and (ii) an outside director, provided the proceeding is not one by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation, or one charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Section 10-856 of the Arizona Revised Statutes provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

The Articles of Incorporation of the Company, as amended (the “Articles”), provide that the Company shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Article also provides that to the fullest extent permitted by the Arizona Revised Statutes, a director of the Corporation shall not be liable to the Company or its stockholders for monetary damages for any action taken or amendment, or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

The Bylaws of the Company provide that the Company shall indemnify and hold harmless all of its officers and directors and any of its other agents and employees specifically designated by the Board of Directors, or the corporate president, in connection with any threatened, pending or contemplated action, suit, or proceedings, whether civil, criminal, administrative or investigative, by reason of their relationship to the corporation against expense, costs of defense including attorney's fees, judgments, fines, amounts paid in settlement or otherwise reasonably incurred, to the extent permissible under Arizona Revised Statutes, Section 10005 (A), (B), (C) and in the manner set forth in Arizona Revised Statutes, Section 10-005 (0), provided such indemnification is permitted under the federal statutes and regulations promulgated thereunder.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, employees or agents of EastBridge pursuant to the foregoing provisions, or otherwise, EastBridge has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act  and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by EastBridge of expenses incurred or paid by a director, officer, employee or agent of EastBridge in the successful defense of any  proceeding) is asserted by such director, officer, employee or agent, EastBridge will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We are seeking to obtain a directors’ and officers’ liability insurance and expect the insurance to include coverage for securities matters.

See also Registrant’s undertakings in Section 9 of this Registration Statement.

 ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

 ITEM 8.  EXHIBITS.

EXHIBIT

5.1	Opinion of Ellenoff Grossman & Schole LLP

23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

23.2	Consent of Tarvaran Askelson & Company, LLP., Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this Registration Statement)

99.1	EastBridge Investment Group Corporation 2011 Incentive Stock Option Plan

ITEM 9.   UNDERTAKINGS.

(a)     The Registrant hereby undertakes:

 (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(c)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(a) and (a)(1)(b) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Arizona, this 7th day of March, 2012.

EastBridge Investment Group Corporation

By:	/s/ KEITH WONG
Keith Wong
Chairman, President Chief Executive Officer (Principle Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Keith Wong, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Keith Wong	Chairman, President Chief Executive Officer (Principal Executive Officer)	March 7, 2012
Keith Wong

/s/ Norman Klein	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 7, 2012
Norman Klein

EXHIBIT INDEX

EXHIBIT

5.1	Opinion of Ellenoff Grossman & Schole LLP

23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

23.2	Consent of Tarvaran Askelson & Company, LLP., Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this Registration Statement)

99.1	EastBridge Investment Group Corporation 2011 Incentive Stock Option Plan